Exhibit 10.6

DRUG PRODUCT MANUFACTURING SUPPLY AGREEMENT

THIS DRUG PRODUCT MANUFACTURING SUPPLY AGREEMENT (“Agreement”) is made effective as of July 9, 2010 (the “Effective Date”) by and between NerPharMa, S.r.l. (“NPM”) Viale Pasteur, 10-20014 Nerviano (MI), Italy, and Cell Therapeutics, Inc. (“CTI”), having an office at 501 Elliott Avenue West, Suite 400, Seattle, WA 98119.

WHEREAS, NPM has the experience and capability to manufacture and supply Product (as defined below); and

WHEREAS, NPM agrees to be the non-exclusive manufacturer and supplier of Product; and

WHEREAS, CTI desires to have available for clinical trials use and, upon regulatory approval, for commercial use, on a coordinated continuing basis, a supply of Product that shall match the Specifications as defined herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions contained herein, the Parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

For the purpose of this Agreement, the following words and phrases shall have the following meanings:

1.1	“Affiliate” shall mean, with respect to any party hereto, any person, organization or entity directly or indirectly controlling, controlled by or under common control with, such party. For purposes of this definition only, “control” of another person, organization or entity shall mean (i) ownership or direct control of fifty percent (50%) or more of the outstanding voting stock or other ownership interest of the other organization or entity, or (ii) possession of, or the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the organization or other entity.

1.2	“Attachment” shall mean the Attachments attached hereto and made part of this Agreement titled respectively Attachment A, Attachment B, etc. Such Attachments are hereby incorporated by this reference and made a part of this Agreement and shall be subject to the terms and conditions in this Agreement. The Attachments may be amended upon mutual written agreement of the Parties to reflect new requirements, demands or market conditions. Unless otherwise specifically provided to the contrary in any Attachment to this Agreement, in the event of a conflict between the main body of this Agreement and the Attachments hereto, the terms of the main body of this Agreement shall control.

1.3	“Binding Forecast” shall have the meaning set forth in Section 2.16.

**	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.
****	Indicates that the amount of information omitted was a page or more in length, and such information was filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.

1.4	“Brightstock” shall mean finished unlabeled vials imprinted with information required by cGMP and other applicable current laws, at minimum lot number. “Drug Product” and “finished unlabeled vials” shall mean drug product that has been formulated, sterile filtered, aseptically filled into vials, lyophilized, and hermetically sealed, tested and bulk packaged.

1.5	“cGMP” shall mean the regulatory requirements for current good manufacturing practices as the same are or shall from time to time be established by the applicable governmental or regulatory authority, including without limitation the United States current good manufacturing practices pursuant to the U.S. Federal Food, Drug, and Cosmetic Act, as amended (21 U.S.C. Sect. 301 et seq.) and the relevant regulations found in Title 21 of the U.S. Code of Federal Regulations (including Parts 210, 211, 600 and 611), and the European Union’s current good manufacturing practices pursuant to the European Commission in Directive 91/356/EEC, as amended by 2003/94/EC, and the Guide to Good Manufacturing Practice (Volume 4 of “The rules governing medicinal products in the European Union”).

1.6	“Confidential Information” shall have the meaning set forth in Section 6.1.

1.7	“Cost Reduction Measures” shall have the meaning set forth in Section 3.3.

1.8	“Firm Order” shall have the meaning set forth in Section 2.17.

1.9	“Government Approvals” shall mean any approvals, licenses, permits, registrations or authorizations, howsoever called, of any United States, Italian, European Union or foreign regulatory agency, department, bureau or other government entity necessary for the manufacture, test, use, storage, transport, export or sale of the Product.

1.10	“Initial Term” shall have the meaning set forth in Section 7.1. “Quality Agreement” shall mean a written document, mutually agreed to by the Parties, describing the obligations of the Parties with regards to regulatory compliance, quality systems, and testing and release of Product. The Quality Agreement will be attached as Attachment E to this Agreement.

1.11	“NMS Group” means NMS and any and all Affiliates of NMS.

1.12	“Parties” shall mean NPM and CTI together and “Party” means either of them, as the context requires.

1.13	“Pre-commercialization Period” shall mean the time period before the Product has been granted approval for commercial distribution by the applicable regulatory authority; including, but not limited to the Food and Drug Administration (FDA), and the European Medicines Agency (EMEA).

**	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.
****	Indicates that the amount of information omitted was a page or more in length, and such information was filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.

**	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.
****	Indicates that the amount of information omitted was a page or more in length, and such information was filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.

1.14	“Post-commercialization Period” shall mean the time period after the Product has been granted approval for commercial distribution by the applicable regulatory authority; including, but not limited to the Food and Drug Administration (FDA), and the European Medicines Agency (EMEA).

1.15	“Pricing Schedule” shall have the meaning set forth in Attachment B.

1.16	“Process” shall mean the series of processes, methods, tests and techniques provided by CTI by which the Product is manufactured, as described in detail in a manufacturing process description document which shall be written in English and agreed by the Parties, and as further defined in the manufacturing records. The Process may be changed from time to time by agreement of the parties and in accordance with the Quality Agreement. NPM shall not change the Process except at the written request of or with written permission from CTI.

1.17	“Product” shall mean BBR 2778 (pixantrone dimaleate) for Injection (BBR 2778 DP), which is described in Attachment A attached hereto, and, as the context requires, the Drug Product manufactured under this Agreement, including without limitation all in-process intermediates, samples, derivatives, and improvements thereof.

1.18	“Shipper” shall mean a standard shipper with separation for each vial which is IATA shipping compliant or as otherwise agreed in writing by the Parties.

1.19	“Specifications” shall mean the qualitative, quantitative, functional and analytical specifications (including in-process specifications) of and the analytical tests, methods and acceptance criteria for the finished Product, raw and ancillary materials for the Product provided by NPM, intermediates of the Product, and packaging materials for the Product. The current Product Specifications are set out in Attachment C attached hereto. During the Pre-commercialization Period, it is understood that these Specifications may be amended as deemed necessary by CTI to accommodate regulatory requests or changes during the development process. During the Post-commercialization Period, these Specifications may be amended from time to time to accommodate requests from the applicable regulatory authority. Changes to Specification incurring extra costs in processing or analysis of Product will be borne by CTI and reflected in Pricing Schedule B. Non-regulatory changes to the Specifications will proceed as needed by mutual written agreement of the Parties.

1.20	“Term” shall have the meaning set forth in Section 7.1.

**	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.
****	Indicates that the amount of information omitted was a page or more in length, and such information was filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.

ARTICLE 2

SUPPLY

2.1	During the Term, NPM shall allocate capacity to and shall manufacture and sell to CTI no less than the amounts of Product ordered by CTI with the issuance of a Binding Forecast PO pursuant to Section 2.16.

All batches of Product shall be produced utilizing the Process and in accordance with the Specifications, cGMP, Government Approvals, and the terms of this Agreement.

2.2	Binding Forecast PO’s, as defined below, will be placed on CTI’s standard purchase orders then in effect with a minimum lead time of **. All terms and conditions of this Agreement shall govern the transactions between the Parties and any terms or conditions of said purchase order which conflict with this Agreement shall be null and void. NPM shall promptly manufacture and deliver all Firm Orders, as defined below, of Product in accordance with the related schedule and in compliance with the Specifications, cGMP and other applicable laws and regulations. **

2.3	All Product supplied by NPM shall be delivered to CTI’s designated carrier per ** from NPM’s facility, as specified in the related Firm Order. **

2.4	NPM shall ship the Product in accordance with applicable laws and regulations and in a commercially reasonable manner in accordance with the instructions set forth on Attachment D hereto.

2.5	CTI or its designee may, at CTI’s option, analyze each batch and samples from each batch of Product. **

2.6	**

2.7	Subject to Sections 2.5 and 2.6, **

2.8	NPM warrants that all applicable environmental and safety requirements are being and will be followed at its facilities. Additionally, the manufacture of the Product shall be in accordance with cGMP. For the purpose of quality assurance auditing and to evaluate compliance with applicable cGMPs, environmental and occupational health and safety laws and regulations, CTI shall have the right to audit and inspect per the Quality Agreement. **

2.9	NPM shall notify CTI **of significant incidents relating to production of the Product **.

2.10	At CTI’s request, NPM shall, within five (5) business days, provide copies of all relevant environmental licenses and permits in their original language pertaining to its operation and shall notify CTI of any material change in status.

**	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.
****	Indicates that the amount of information omitted was a page or more in length, and such information was filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.

2.11	At CTI’s request, NPM will, within five (5) business days, provide the requirements set forth in Attachment F (the “Record Keeping and Accounting Schedule”).

2.12	At CTI’s request, NPM will, within five (5) business days, provide CTI with copies of all applicable insurance certificates in their original language. Insurance requirements of the Parties shall be listed in Attachment G (the “Insurance Requirements”).

2.13	During the Post-commercialization period **.

2.14	NPM agrees that it will conduct all necessary testing of the Product as required by the Specifications. All testing is to be performed during and at the completion of the manufacture of the Product. **

2.15	NPM will ** provide to CTI copies of all correspondence, inspection reports and other reports issued by the FDA or other regulatory agencies with respect to those affecting the Product produced for CTI in NPM’ facilities.

2.16	During the Post-commercialization Period CTI shall submit to NPM ** a rolling commercial forecast, as follows: **. For clarification, these forecast and estimate requirements shall only be required to be provided for periods occurring during the actual Term of the Agreement. **

CTI agrees to purchase, and NPM agrees to produce, ** subject to Section 2.17 below. For clarity purposes, CTI shall be credited with the previous Binding Forecast PO’s in calculating the purchase requirement in this paragraph.

2.17	Each Binding Forecast PO shall identify and reference the quantity of Product ordered, the price to be paid for such Product, packaging requirements, delivery schedule, delivery locations, invoice information and other applicable instructions. If the amounts in the Binding Forecast PO are in compliance with Section 2.16, and Attachment B to this Agreement, the Binding Forecast PO shall be deemed accepted by NPM upon its receipt thereof and become a “Firm Order”. ** Use of e-mail is in this case is permitted, and e-mails shall be sent to the respective e-mail addresses indicated by the Parties. Subject to the cancellation and termination rights in this Agreement, Firm Orders shall be considered firm and non-cancelable, except as provided in Section 2.16 and 2.17 with respect to certain changes, if any, in any Binding Forecast PO.

2.18	During the Pre-commercialization Period CTI may submit NPM Binding Forecast PO with a minimum lead time of **. NPM shall then ** confirm to CTI its acceptance or non acceptance of the Binding Forecast PO, indicating the delivery date and the quantity of Product to be supplied. **

**	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.
****	Indicates that the amount of information omitted was a page or more in length, and such information was filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.

2.19	In the event NPM fails to deliver any Product due under a Firm Order by the scheduled delivery date, the Price of such Product will be reduced as follows:

i)	**

ii)	**

iii)	**

2.20	NPM shall not manufacture or sell the Product to any party other than CTI, or its designated affiliates or designated subsidiaries, without CTI’s prior written consent.

2.21	NPM shall not use any materials (including drug substance) provided by CTI hereunder for any purpose other than performing NPM’ obligations under this Agreement and/or the Quality Agreement.

ARTICLE 3

PRICING

3.1	The purchase price to be paid by CTI for NPM’ manufacture and supply of the Product during the Term of this Agreement is set forth in Attachment B (the “Pricing Schedule”).

3.2	NPM shall invoice CTI via email at ** for each conforming batch Product at the delivery of the batch to CTI, or CTI’s designated carrier per **. CTI shall make payments to NPM in Euros for the purchase price of the Product (as set forth in the Pricing Schedule) within thirty (30) days after date of invoice. ** Use of e-mail is in this case shall be sent to an e-mail address previously designated by the Parties.

3.3

In the event that either of the Parties identify mutually acceptable means of reducing the direct cost of manufacturing the Product (“Cost Reduction Measures”) and such Cost Reduction Measures are mutually agreed to in writing and subsequently implemented by NPM, each Party shall be entitled to fifty percent (50%) of any savings resulting from any such Cost Reduction Measure (net of any costs associated with implementing such Cost Reduction Measure). NPM shall not implement any cost reduction measures related to the manufacturing of the Product without the prior written agreement of CTI. Such savings will be passed to CTI by a proportionate decrease in the prices set forth in this Agreement to be reflected in a written amendment to the Pricing Schedule. The resulting price decrease to CTI shall be effective from the date of the first Firm Order submitted by CTI following the implementation of the Cost Reduction Measure and shall remain in effect until any subsequent Cost Reduction Measure or other pricing amendment, or the termination or expiration of this Agreement,

**	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.
****	Indicates that the amount of information omitted was a page or more in length, and such information was filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.

whichever is earlier. In the event of unpredictable direct or indirect cost increases of more than ten percent (10%) each, the Parties may in good faith renegotiate the Pricing Schedule set forth in Attachment B.

3.4	During the Term of this Agreement any changes in price (other than changes pursuant to Section 3.3, and changes caused by changes to Specification as outlined in Section 2.2) must be agreed by the Parties in writing.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1	Each Party hereby represents each on behalf of itself, that it has the corporate power and authority and the legal right to enter into this Agreement and that it has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement; and that this Agreement has been duly executed and delivered on behalf of itself, and constitutes a legal, valid, binding obligation, enforceable against itself in accordance with its terms.

4.2	Each Party represents and warrants that, to the best of its knowledge as of the Effective Date of this Agreement, no patents, patent applications if issued, or any other intellectual property rights of any third party would be infringed by the performance of each Party’s obligations with respect to the manufacture of the Product under this Agreement. Except as provided in the preceding sentence, neither Party makes any warranty or representation that the performance of its obligations will not infringe the rights of third parties. It is understood neither Party will perform any patent infringement or freedom to operate searches as a part of its services hereunder.

4.3	NPM warrants that all Product supplied by NPM pursuant to Article 2(a) shall be manufactured in accordance with the Process, the Specifications, and the applicable batch records, and in compliance with all applicable material laws and regulations, including cGMP and related Government Approvals, and processed in compliance with the Quality Agreement, (b) shall conform to applicable regulatory requirements, (c) shall have all mutually agreed Government Approvals, (d) shall conform to cGMP and the terms of this Agreement, (e) will be transferred free and clear of any liens or encumbrances of any kind arising through NPM or its affiliates or their respective agents or subcontractors and (f) shall meet the Specifications at the time of delivery. At CTI’s request, NPM shall certify in writing that it is in compliance with all applicable environmental and occupational health and safety laws and regulations. NPM further warrants it will perform the services under this Agreement, including but not limited to the manufacture and supply of the Product, in accordance with this Agreement and the Quality Agreement.

**	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.
****	Indicates that the amount of information omitted was a page or more in length, and such information was filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.

4.4	EXCEPT FOR THE WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PARTIES DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR AGAINST ANY INFRINGEMENT OF PRODUCTS OR OTHERWISE. EXCEPT FOR A PARTY’S INDEMNIFICATION OBLIGATIONS HEREUNDER, AND EXCEPT IN THE EVENT OF A BREACH OF ARTICLE 6 (CONFIDENTIALITY), THE PARTIES SHALL NOT IN ANY EVENT BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES OF ANY KIND, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE INCLUDING, WITHOUT LIMITATION, LIABILITY FOR LOSS OF USE, LOSS OF WORK IN PROGRESS, DOWN TIME, LOSS OF REVENUE OR PROFITS, FAILURE TO REALIZE SAVINGS, LOSS OF PRODUCTS OF CTI OR ITS CUSTOMER TO A THIRD PARTY ON ACCOUNT OF SUCH LOSS, OR FOR ANY LABOR OR ANY OTHER EXPENSE, DAMAGE OR LOSS OCCASIONED BY SUCH PRODUCT INCLUDING PERSONAL INJURY OR PROPERTY DAMAGE UNLESS SUCH PERSONAL INJURY OR PROPERTY DAMAGE IS CAUSED BY SUCH PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

4.5	Subject to and except to the extent of the indemnity provided under Section 4.6, NPM shall indemnify, defend and hold harmless CTI, and it affiliates and subsidiaries, from all actions, losses, claims, demands, damages, costs and liabilities (including reasonable attorney’s fees) to which CTI is or may become subject insofar as they arise out of (i) any breach by NPM of any of its obligations or warranties made under this Agreement by NPM, or (ii) any negligent or willful act or omission by NPM or any of its employees, agents or subcontractors.

4.6	Subject to and except to the extent of the indemnity provided under Section 4.5, CTI shall indemnify, defend and hold harmless NPM from all actions, losses, claims, demands, costs and liabilities (including reasonable attorney’s fees) to which NPM is or may become subject insofar as they arise out of (i) any breach by CTI of any of its obligations under this Agreement or warranties of CTI, (ii) any negligent or willful act or omission by CTI or any of its employees, agents or subcontractors, (iii) personal injury, death or property damage sustained by any third party under the direction of CTI, or (iv) any labeling, advertising or promotional materials used by CTI.

4.7

A Party entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying Party after the receipt by such Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Party will claim indemnification pursuant to this Agreement and cooperate fully with the indemnifying Party in conducting such defense. Unless, in the reasonable judgment of the indemnified Party, a

**	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.
****	Indicates that the amount of information omitted was a page or more in length, and such information was filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.

conflict of interest may exist between the indemnified Party and the indemnifying Party with respect to a claim, the indemnifying Party may assume the defense of such claim with counsel reasonably satisfactory to the indemnified Party. If the indemnifying Party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim. The indemnifying Party will not be subject to any liability for any settlement made without its consent, which shall not be unreasonably withheld.

4.8	EXCEPT WITH RESPECT TO (I) A PARTY’S INDEMNIFICATION OBLIGATIONS HEREUNDER, (II) A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, (III) A BREACH OF ARTICLE 6 (CONFIDENTIALITY), AND (IV) NPM’S REPLACEMENT AND REFUND OBLIGATIONS UNDER ARTICLE 2 HEREUNDER, EACH PARTY’S TOTAL RESPECTIVE LIABILITY, HOWSOEVER ARISING, DIRECTLY OR INDIRECTLY, IN CONNECTION WITH THIS AGREEMENT, SHALL NOT EXCEED AN AMOUNT EQUAL TO THE SUM OF THE PURCHASE PRICE PAID BY CTI HEREUNDER IN THE TWELVE (12) MONTHS PRECEDING THE INCIDENT GIVING RISE TO THE CLAIM.

4.9	The provisions and obligations of this Article 4 shall survive any expiration or termination of this Agreement.

ARTICLE 5

RECALLS AND RETURNS

5.1	In the event a recall involving any CTI finished dosage form of the Product containing the Product supplied hereunder is required by a governmental agency or authority of competent jurisdiction or if recall is reasonably deemed advisable by CTI, such recall shall be promptly implemented and administered by CTI in a manner which is appropriate and reasonable under the circumstances and shall conform with accepted trade practices, at CTI’s sole cost and expense. However, subject to Section 4.8, in the event that a recall is required solely as a result of NPM’ breach of its obligations hereunder, as determined by ** Quality Assurance department, a government agency, or authority of competent jurisdiction, all costs and expenses incurred in connection therewith shall be borne by NPM.

5.2	The provisions and obligations of this Article 5 shall survive any expiration or termination of this Agreement.

**	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.
****	Indicates that the amount of information omitted was a page or more in length, and such information was filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.

ARTICLE 6

CONFIDENTIALITY

6.1	During the Term of this Agreement each Party may disclose information to the other Party that is of a confidential or proprietary nature. Information which is designated in writing to be confidential or, if disclosed orally, reduced to writing and designated as confidential within thirty (30) days of such disclosure (“Confidential Information”) shall be maintained in confidence by the receiving Party and not disclosed to third parties except upon the disclosing Party’s prior written consent.

“CTI Confidential Information” means all technical and other information, whether patented or unpatented, contained in or relating to the CTI materials, Inventions, manufacturing documentation, the Process, the Product, and/or in or to CTI processes, formulas, formulations, methods, operations, technologies, forecasts, business, research or development information, and (a) that is disclosed or supplied to NPM or a NPM Affiliate or Subcontractor by or on behalf of CTI pursuant to this Agreement, in writing, orally, or by inspection or observation of tangible items, or (b) which NPM or a NPM Affiliate or Subcontractor obtains or develops under this Agreement, and which is contained in or relates to the CTI materials, manufacturing documentation, the Process, the Product, and/or in or to CTI processes, formulas, formulations, methods, operations, technologies, forecasts, business, research or development information, or (c) of which NPM may become aware of through the presence of its employees or agents at CTI offices or facilities or at other facilities that are involved in the manufacture of the Product, and all of the foregoing includes, without limitation, proprietary information, industrial information, trade secrets, know-how, research, experimental methods and results, product plans, products, services, customer lists, development plans, inventions, processes, concepts, formulas, formulations, technology, ideas, designs, drawings, marketing, finances, and other business and scientific plans and information and facility layout and schematics. CTI Confidential Information includes without limitation the drug master file for the Product.

It shall be understood, however, that Confidential Information shall not include, and the obligations of confidentiality and nondisclosure shall not apply to, disclosed information that:

i)	is or becomes publicly available through no fault of the receiving Party;

ii)	is disclosed without restriction to the receiving Party by a third party entitled to disclose it;

iii)	is already known to the receiving Party at the time of disclosure by the disclosing Party as shown by its prior written records;

**	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.
****	Indicates that the amount of information omitted was a page or more in length, and such information was filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.

iv)	is developed independently by an employee or consultant of the receiving Party who had no knowledge of disclosures made under this Agreement as shown by its written records; or

6.2	Nothing in this Agreement shall prohibit the receiving Party from disclosing the disclosing Party’s Confidential Information if legally required to do so by law or governmental regulation (including any securities filing requirements) or by judicial or administrative process, provided that the receiving Party shall (i) give the disclosing Party prompt notice prior to such disclosure as reasonably practical (including email), and (ii) cooperate with the disclosing Party, at the disclosing Party’s expense, in the event it elects to contest such disclosure or seek a protective order with respect thereto. Notwithstanding the foregoing, Section 6.2(ii) shall not apply to disclosures required by the United States Securities Exchange Commission or foreign equivalent.

6.3	NPM shall not use CTI’s Confidential Information for any purpose other than performing its obligations under this Agreement or the Quality Agreement, without first obtaining CTI’s prior written consent to each such other utilization.

6.4	No right or license, either expressed or implied, under any patent or other intellectual property right is granted hereunder. All right, title and interest in and to Inventions, and the right to file for patents thereon worldwide, shall be exclusively owned by CTI. “Inventions” means all intellectual property rights that are developed in whole or in part by or on behalf of the NPM under this Agreement or otherwise derived from the Confidential Information, including without limitation any inventions, improvements discoveries and trade secrets related to the Product.

6.5	The obligations of confidentiality and non-disclosure and non-use shall remain in effect and survive for a period of five (5) years from the expiration or termination of this Agreement, except for NPM’s obligations of confidentiality and non-disclosure with respect to CTI’s Confidential Information, which shall survive in perpetuity.

ARTICLE 7

TERM AND TERMINATION

7.1	The term of this Agreement shall commence on the Effective Date and expire as of midnight of the fifth anniversary of the date the first Government Approval has been obtained either in the United States or in Europe, whichever is earlier (the “Initial Term”), unless terminated earlier as provided in this Article 7. Prior to expiration of the Initial Term, this Agreement may be renewed for a two (2) year period upon mutual written agreement of the Parties. Prior to the end of such renewal period, this Agreement may be renewed for one successive two (2) year period upon mutual written agreement of the Parties. The totality of all such terms, if any, is the “Term”

**	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.
****	Indicates that the amount of information omitted was a page or more in length, and such information was filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.

7.2	If either Party defaults in the performance or observation of any of its material obligations under this Agreement, the non-defaulting Party may terminate this Agreement if such default is not cured within sixty (60) days after written notice thereof, which notice shall contain a specific identification of the circumstances giving rise to the default. Failure to terminate this Agreement for any default or breach shall not constitute a waiver by the aggrieved Party of its right to sue for damages or its right to terminate this Agreement for any other default or breach. Notwithstanding the foregoing, CTI may terminate this Agreement upon thirty (30) days prior written notice in the event of failure of three (3) or more of seven (7) consecutive lots of Product.

7.3	Either Party may terminate this Agreement upon written notice in the event that the other Party files for bankruptcy, liquidation, dissolution, or takes similar action seeking protection against creditors under insolvency laws, or has entered against it involuntarily a decree in bankruptcy or similar decree which remains in effect for sixty (60) days.

7.4	This Agreement may be terminated at any time upon the mutual written agreement of the Parties.

7.5	CTI may terminate this Agreement upon thirty (30) days prior written notice in the event that NPM, or a substantial portion of NPM’s assets to which this Agreement relates, is acquired by another company or entity other than a company or entity which was included in the NMS Group prior to the effective date of such acquisition (and which was not formed in part to effect such acquisition).

7.6	Upon termination of this Agreement for any reason other than NPM default, CTI shall purchase the Product from NPM for Firm Orders issued prior to the date on which notice of such termination is given, or expiration, as applicable, including safety stock from CTI (if so requested by NPM). Upon notice of termination, NPM shall use reasonable efforts to mitigate and cancel, to the extent possible, all obligations that would incur expense, and NPM shall not, without CTI”s approval, perform any other additional services applicable to this Agreement, incur any other expenses, or enter into any other obligations related to the services applicable to this Agreement. Upon expiration or termination of this Agreement, unless otherwise directed by CTI, NPM shall promptly return, or at CTI’s election destroy, at CTI’s expense, all CTI Confidential Information, Product, and materials owned by CTI that is being held by NPM, with any such destruction to be certified in writing to CTI by an authorized NPM officer. In addition, if requested by CTI, NPM shall transfer any equipment or materials purchased by NPM on behalf of CTI that is in NPM’s possession.

**	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.
****	Indicates that the amount of information omitted was a page or more in length, and such information was filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.

7.7	Upon request of CTI, NPM shall use commercially reasonable efforts to effect a transfer of the manufacture of Bulk Product requirements from NPM and its subcontractors (if any) to a CTI designated facility pursuant to the transfer plan. If this transfer activity is requested by CTI, CTI agrees to pay NPM’s actual cost – which shall be agreed upon in writing in advance between the parties ** to execute the activities identified in the transfer plan. The transfer plan will be agreed to by both parties in writing in advance. If the transfer of the manufacture of Bulk Product requirements from NPM and its subcontractors to a CTI designated facility is due to the uncured breach of this Agreement by NPM, any notice of termination delivered by CTI may contain CTI’s election to commence transfer of manufacturing pursuant to this Section 7.7, and NPM shall transfer such information within thirty (30) days of such request. If CTI’s notice of termination includes such an election, the effective date of termination shall not be until the completion of activities under this Section 7.7 or such earlier date as may be specified in CTI’s notice of termination.

7.8	In the event that CTI determines that NPM is unable to manufacture Product that meets the Specifications and warranties, or to meet Binding Purchase Orders per Section 2.17, or annual minimum requirements per Section 2.1 using commercially reasonable efforts, NPM shall promptly provide CTI with technology transfer services at NPM’s expense in the form of documentation and technical expertise for a period not to exceed ** sufficient to enable a alternate manufacturer to produce Product to Specification.

ARTICLE 8

TRADEMARKS AND TRADE NAMES

8.1	CTI and NPM hereby acknowledge that neither Party now has and shall not hereunder acquire any interest in any of the other Party’s trademarks, trade names, service marks or logos appearing on the labels or packaging materials containing the Product. No Party shall, without the prior written consent of the affected Party, use in advertising, publicity or otherwise, the name, trademark, logo, symbol or other image of the other Party.

8.2	Neither Party will issue or disseminate any press release or statement, nor initiate any communication of information regarding the existence of the terms of this Agreement, written or oral, to the communications media or a third party without the prior written consent of the other Party.

8.3	The obligations of this Article 8 shall remain in effect and survive the expiration or termination of this Agreement.

**	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.
****	Indicates that the amount of information omitted was a page or more in length, and such information was filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.

ARTICLE 9

ASSIGNMENT AND AMENDMENT

9.1	This Agreement may not be assigned by either Party without the prior written consent of the other, such consent will not be unreasonably withheld, except that CTI may assign this Agreement to any corporation with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets to which this Agreement relates without obtaining the consent of NPM, provided the assignee agrees to be bound, in written notice sent to NPM, by the terms and conditions of this Agreement. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. Notwithstanding the foregoing, in the event CTI’s assignee does not agree to be bound by the terms of the Agreement, such assignee may terminate this Agreement upon three hundred sixty (360) days prior written notice.

9.2	Except as otherwise provided herein, this Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by both Parties.

9.3	NPM shall obtain CTI’s prior written approval to use a subcontractor and/or affiliate of NPM to perform any of the services under this Agreement, such approval not to be unreasonably withheld by CTI. Any and all such subcontractors and/or affiliates (other than NPM) shall be bound to contracts with NPM on substantially similar terms as this Agreement. Furthermore, NPM shall be legally responsible for the acts of any such subcontractors and affiliates, provided CTI may look to NPM for legal recourse and remedy in addition to such subcontractors and/or affiliates.

ARTICLE 10

NOTICES

Any notice provided for under this Agreement shall be in writing and in English, shall be deemed to have been sufficiently provided and effectively made as of the delivery date if hand-delivered, or as of the date received if sent by courier service or mailed by registered or certified mail, postage prepaid, and addressed to the receiving Party at its respective address as follows:

If to CTI:	Cell Therapeutics, Inc.
501 Elliott Avenue West, Suite 400
Seattle, Washington 98119
Attn: Legal Affairs
Facsimile: **

**	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.
****	Indicates that the amount of information omitted was a page or more in length, and such information was filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.

With a copy to:	Cell Therapeutics, Inc.
501 Elliott Avenue, West Suite 400
Seattle, Washington 98119
Attn: **
Phone: **
Facsimile: **

If to NPM:	NerPharMa, S.r.l.
Viale Pasteur, 10
20014 Nerviano (MI)
Italy
Attn: **
Phone: **
Fax: **

ARTICLE 11

INDEPENDENT CONTRACTOR

The relationship of the Parties under this Agreement is that of independent contractors and not as agents of each other or joint venturers, and neither Party shall have the power to bind the other in any way with respect to any obligation to any third party unless a specific power of attorney is provided for such purpose. Each Party shall be solely responsible for its own employees and operations.

ARTICLE 12

FORCE MAJEURE

Neither Party shall be liable to the other for failure to perform its obligations under this Agreement where such failure is caused by strikes, fires, embargoes, any governmental act or regulation, acts of God, acts of war, insurrection, riot, strike, or civil disturbance, or any other cause not under the reasonable control of the defaulting Party. If any event of force majeure should occur, the affected Party shall promptly give notice thereof to the other Party, and the affected Party shall use its commercially reasonable efforts to cure or correct any such event of force majeure. Notwithstanding the foregoing, CTI may terminate this Agreement in the event such event of force majeure exceeds sixty (60) days.

**	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.
****	Indicates that the amount of information omitted was a page or more in length, and such information was filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.

ARTICLE 13

MISCELLANEOUS

13.1	Should one of the provisions of this Agreement become or prove to be null and void, the validity of this Agreement as a whole is not affected. Both Parties will, however, endeavor to replace the void provision by a valid one that in its economic effect is most consistent with the void provision. Both Parties must agree to any such replacement provision in writing.

13.2	This Agreement contains the entire agreement of the parties and supersedes and cancels all other agreements, discussions, representations or understandings between the parties with respect to the subject matter hereof. Notwithstanding the foregoing, the Service Agreement dated October 24, 2007 (the “2007 Agreement”) will continue in place except to the extent that the terms of the 2007 Agreement conflict with this Agreement, in which case the terms of this Agreement shall control. No amendments hereto, or waivers or releases of obligations hereunder, shall be effective unless agreed to in writing by the parties hereto. This Agreement may be signed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. The Parties hereby agree that this Agreement shall govern any commercial manufacture and supply of the Product.

13.3	Each Party hereto agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

13.4	The waiver by either Party of a breach of any provision contained herein shall be in writing and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.

13.5

The controlling language of this Agreement and all related documents, correspondence and notices is English. This Agreement is governed by and construed in accordance with, and this Agreement and the obligations of the parties will be determined in accordance with, the internal substantive laws of London, England without regard to any conflicts of laws principles to the contrary. This Agreement shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods, the application of which is expressly disclaimed. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled exclusively by arbitration administered by the international division of the American Arbitration Association, the International Centre for Dispute Resolution, in accordance with its International Arbitration Rules. Judgment on the award rendered by the arbitrators shall be binding and may be entered in any court having jurisdiction thereof. Such arbitration shall be filed and conducted in London, England. The arbitration shall be conducted in English by a Board of Arbitration consisting of three members who shall be appointed by the parties to the dispute jointly, one

**	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.
****	Indicates that the amount of information omitted was a page or more in length, and such information was filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.

arbitrator being appointed by each party to the dispute, and an additional arbitrator appointed by the mutual consent of all such arbitrators. Each party shall bear its own attorneys’ fees and associated costs and expenses. Any award rendered by the arbitrators shall be in writing, shall be the final binding disposition on the merits, and shall not be appealable to any court in any jurisdiction. Judgment on an award rendered may be entered in any court of competent jurisdiction, or application may be made to any such court for a judicial acceptance of the award and an order of enforcement, as appropriate. Any award may be recognized and enforced in accordance with the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards. The Parties waive any right they may enjoy under the law of any nation to apply to the courts of such nation for relief from the provisions of this Section 13.5 or from any decision of the arbitrators. In the event a court of competent jurisdiction determines that this Agreement is invalid or unenforceable for any reason, this provision shall not be affected thereby and shall be given full effect without regard to the invalidity or unenforceability of the remainder of this Agreement. Notwithstanding anything herein seemingly to the contrary, any party may seek injunctive relief from a court of competent jurisdiction to prevent or limit damage to that Party’s intellectual property.

[SIGNATURE PAGE FOLLOWS]

**	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.
****	Indicates that the amount of information omitted was a page or more in length, and such information was filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.

IN WITNESS WHEREOF, the duly authorized representatives of the Parties hereto have caused this Agreement to be executed in duplicate originals.

CELL THERAPEUTICS, INC.		NerPharMa S.r.l.

By:	/s/ JAMES BIANCO	By:	/s/ CORRADO CASTELLUCCI

Name:	James Bianco	Name:	Corrado Castellucci

Title:	Chief Executive Officer	Title:	Chief Executive Officer

Date:	July 13, 2010	Date:	July 13, 2010

**	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.
****	Indicates that the amount of information omitted was a page or more in length, and such information was filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.

ATTACHMENT “A”

DEFINITION OF PRODUCT

****

Table 3.2.P.1–1. Composition of BBR 2778 Drug Product

**

Container/Closure System of BBR 2778 Drug Product

**

Table 3.2.P.1-2. Container Closure System Components

**

ATTACHMENT “B”

PRICING SCHEDULE

This Pricing Schedule has been prepared pursuant to the Agreement, the terms and conditions thereof shall govern this Pricing Schedule.

This Pricing Schedule covers production of Product (as defined in the Agreement) according to the current Process, which was validated in the previous production campaign dated December 2008.

Deliverables:

**

Pricing

**

**	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.
****	Indicates that the amount of information omitted was a page or more in length, and such information was filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.

ATTACHMENT “C”

BBR 2778 DP SPECIFICATIONS**

****

**	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.
****	Indicates that the amount of information omitted was a page or more in length, and such information was filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.

ATTACHMENT “D”

SHIPPING INSTRUCTIONS

NerPharMa (NPM) S.r.l. shall ship Product per the following requirements.

1.	Provide a Commercial Invoice containing the following:

**

2.	Provide a copy of the Material Safety Data Sheet with each shipment

3.	Provide all shipments with **

4.	Provide two (2) **

5.	Provide USDA Product Declaration Letter

6.	Provide shipment tracking numbers for each package shipped

**	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.
****	Indicates that the amount of information omitted was a page or more in length, and such information was filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.

ATTACHMENT “E”

QUALITY AGREEMENT

**	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.
****	Indicates that the amount of information omitted was a page or more in length, and such information was filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.

ATTACHMENT “F”

RECORD KEEPING AND ACCOUNTING

NPM shall provide CTI with a data feed **. The data required is detailed in Section 1.5 below. This count shall be done **.

1.1	**.

1.2	CTI requires the following minimum data information listed below in electronic format sent to **. NPM and CTI may add additional data fields or modify the layout of the data fields upon written agreement between the parties.

Commercial data information for producing Drug Product:

**

1.3	**

1.4	If required by CTI, **.

1.5	**.

1.6	All invoices shall be sent electronically to **.

**	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.
****	Indicates that the amount of information omitted was a page or more in length, and such information was filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.

ATTACHMENT “G”

INSURANCE REQUIREMENTS

NPM Insurance Requirements:

During the Term of this Agreement, and through delivery of any Binding Purchase PO’s, NPM shall obtain and maintain the following insurance with limits not less than those specified below. **

1.1	Products and Completed Operations Liability Insurance

**

1.2	Workers Compensation and Employers Liability Insurance

**

1.3	Commercial General Liability Insurance

**

1.4	Evidence of Insurance

NPM shall supply to CTI copies of certificates of insurance which fully comply with all terms and conditions previously stated in the above referenced sections. NPM will provide annual certificates of insurance **.

In the event that any of the required policies of insurance are written on a claims made basis, than such policies shall be maintained during the entire Term of this Agreement.

CTI Insurance Requirements

During the Term of this Agreement, CTI shall obtain and maintain the following insurance with limits not less than those specified below

1.5	Product Liability Insurance

**

1.6	Workers Compensation and Employers Liability Insurance

**

1.7	Commercial General Liability Insurance

**

1.8	Property Insurance

**

**	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.
****	Indicates that the amount of information omitted was a page or more in length, and such information was filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.

1.9	Evidence of Insurance

CTI shall supply to NPM copies of certificates of insurance which fully comply with all terms and conditions previously stated in the above referenced sections. **

In the event that any of the required policies of insurance are written on a claims made basis, than such policies shall be maintained during the entire Term of this Agreement.

**	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.
****	Indicates that the amount of information omitted was a page or more in length, and such information was filed separately with the Securities and Exchange Commission. Confidential treatment has been request with respect to the omitted portions.